Exhibit 10.29(c)

SECOND AMENDMENT TO THE

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

NHP/PMB L.P.

This SECOND AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NHP/PMB L.P., dated as of February 9, 2009 (this “Amendment”), is being executed by NHP/PMB GP LLC, a Delaware limited liability company (the “General Partner”), as the general partner of NHP/PMB L.P., a Delaware limited partnership (the “Partnership”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Partnership Agreement (as defined below).

WHEREAS, the General Partner, the Limited Partners and Nationwide Health Properties, Inc., a Maryland corporation (for the sole purpose of agreeing to the provisions of Article XVI thereof) entered into that certain Amended and Restated Agreement of Limited Partnership of NHP/PMB L.P., dated as of April 1, 2008, as amended by the First Amendment thereto, dated as of May 12, 2008 (as so amended, the “Partnership Agreement”);

WHEREAS, the General Partner has proposed this amendment of the Partnership Agreement, and Limited Partners holding a majority of the outstanding Class A Partnership Units (or their attorney-in-fact) held by all Limited Partners have approved or consented to it pursuant to Section 14.2 of the Partnership Agreement.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Definition of “Adjustment Factor”. Section 1.6 of the Partnership Agreement is hereby amended to read in its entirety as follows:

“Section 1.6 “Adjustment Factor” means 1.0; provided, however, that if, after the date of the Contribution Agreement: (a) NHP (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares; (ii) splits or subdivides its outstanding REIT Shares; or (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, unless, in any such event, a similar transaction is effected with respect to the Partnership Units (so that the value of a Class A Partnership Unit relative to a REIT Share remains unchanged) (herein, an “Equivalent Class A Partnership Unit Value Transaction”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor in effect immediately prior to such adjustment by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time); (b) NHP distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Market Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), unless a similar transaction is effected with respect to the Partnership Units (in which holders of Partnership Units receive similar rights, options or warrants to subscribe for or purchase Partnership Units at a price per unit equal to the price per share for each Distributed Right multiplied by the Adjustment Factor), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (ii) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction, (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fractions; or (c) NHP shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding cash and excluding any dividend or distribution referred to in subsection (a) above), other than evidences of indebtedness or assets received by NHP, directly or indirectly, pursuant to a distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction, (i) the numerator shall be such Market Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Market Value of a REIT Share on the dated fixed for such determination less the then fair market value (as reasonably determined by NHP) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share. Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. By way of example of an Equivalent Class A Partnership Unit Value Transaction, and not as a limitation thereof, if NHP declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in

REIT Shares (including a dividend in REIT Shares in which holders of outstanding REIT Shares may elect to receive all or a portion of such dividend in cash, additional REIT Shares, or a combination thereof), the Adjustment Factor shall not be adjusted if, concurrently therewith, the Partnership declares and promptly thereafter issues with respect to each Class A Partnership Unit a number of new Class A Partnership Units (or fraction thereof) equal to the product of multiplying (x) the quotient obtained by dividing (A) the aggregate number of REIT Shares paid by NHP as a dividend or distribution to holders of outstanding REIT Shares, by (B) the aggregate number of REIT Shares outstanding as of the close of business on the record date for such dividend or distribution, and (y) the Adjustment Factor in effect on such record date.”

2.	Amendment to Definition of “Contribution Agreement.” Section 1.30 of the Partnership Agreement is hereby amended to read in its entirety as follows:

“Section 1.30 “Contribution Agreement” means, the Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 25, 2008, by and among NHP, as NHP, the Partnership, as Transferee, and the Persons named therein as Transferors, as it may be amended, supplemented or restated from time to time in accordance with the terms thereof.”

3.	Amendment to Definition of “Preferred Return Per Unit.” Section 1.82 of the Partnership Agreement is hereby amended to read in its entirety as follows:

“Section 1.82 “Preferred Return Per Unit” means with respect to each Partnership Unit outstanding on a specified Partnership Record Date, an amount initially equal to zero, and increased cumulatively on each Partnership Record Date by an amount equal to the product of (i) the cash dividend per REIT Share declared by NHP for holders of REIT Shares on such Partnership Record Date, multiplied by (ii) the Applicable Percentage in effect on such Partnership Record Date, multiplied by (iii) the Adjustment Factor in effect on such Partnership Record Date; provided, however, that, for each Partnership Unit, the increase that shall occur in accordance with the foregoing on the first Partnership Record Date that occurs on or after the date on which such Partnership Unit was first issued shall be the foregoing product of (i), (ii) and (iii) above, multiplied by a fraction, the numerator of which shall be the number of days that such Partnership Unit was outstanding up to and including such first Partnership Record Date, and the denominator of which shall be the total number of days in the period from but excluding the immediately preceding Partnership Record Date (or, if none, the Effective Date) to and including such first Partnership Record Date; provided, further, that the Preferred Return Per Unit may be calculated differently pursuant to Section 8.6(d) if a Fundamental Event occurs. If NHP declares a dividend on its outstanding REIT Shares in which holders of REIT Shares may elect to receive all or a portion of such dividend in cash, additional REIT Shares, or a combination thereof, then, for purposes of this definition, the “cash dividend per REIT Share” shall be deemed to equal the quotient obtained by dividing (x) the aggregate amount of cash paid by NHP to holders of outstanding REIT Shares in such dividend, by

(y) the aggregate number of REIT Shares outstanding as of the close of business on the record date for such dividend.”

4.	Amendment re Issuances to the General Partner and its Affiliates. Section 4.3(c) of the Partnership Agreement is hereby amended to read in its entirety as follows:

“(c) Issuances to the General Partner and its Affiliates.

(i) Without the Consent of Class A Limited Partners, except as permitted pursuant to the provisions of Section 4.3(c)(ii) hereof, no additional Partnership Units shall be issued to the General Partner, the Operating Partnership or to an Affiliate of the General Partner, unless (x) such Partnership Units are Class B Partnership Units, and (y) the additional Partnership Units are issued for a fair economic consideration. Class B Partnership Units will be deemed to be issued for a fair economic consideration if (1) at any time within ninety (90) days prior to the issuance, the General Partner obtains a determination by an independent investment banker or financial advisor that the consideration paid or proposed to be paid by the General Partner, the Operating Partnership or its Affiliate in this regard is a fair economic consideration, or is otherwise fair from a financial point of view, to the Partnership, or (2) in connection with any Capital Contribution to the Partnership in cash, the General Partner, the Operating Partnership or its Affiliate receives, in exchange therefor, a number of Class B Partnership Units equal to the amount of such cash, divided by the Market Value of a REIT Share as of the date of such contribution.

(ii) In order to provide funds or other assets to the Partnership in connection with or relating to any closing under the Contribution Agreement or the Pipeline Agreement, or to otherwise make any payments required to be made by the Partnership pursuant to the Contribution Agreement or the Pipeline Agreement, the General Partner, the Operating Partnership or any Affiliate of the General Partner may make a Capital Contribution to the Partnership in cash, or, to the extent expressly provided for under the Contribution Agreement or the Pipeline Agreement, in the form of cash equivalents or Contributed Property, and shall receive, in exchange therefor, a number of Class B Partnership Units equal to (A) the amount of such cash, (B) the value of such cash equivalents, or (C) the Agreed Value of any Contributed Property, in any such case, divided by the Market Value of a REIT Share as of the applicable Valuation Date; provided, however, that with respect to any cash Capital Contribution under the Contribution Agreement relating to any closing under the Contribution Agreement occurring prior to December 31, 2008, (i) if the Market Value of a REIT Share as of such closing date is less than the quotient obtained by dividing (x) Twenty-Nine Dollars ($29.00), by (y) the Adjustment Factor in effect as of such closing date, then the number of Class B Partnership Units shall be determined by dividing such cash amount by such quotient, and (ii) if the Market Value of a REIT Share as of such closing date is more than the quotient obtained by dividing (x) Thirty-Three Dollars ($33.00), by (y) the Adjustment Factor in effect as of such closing date, then the number of Class B Partnership Units shall be determined by dividing such cash amount by such quotient. For any Capital Contribution by the General Partner, the Operating Partnership or any Affiliate of the General Partner pursuant to this Section 4.3(c)(ii), the Valuation Date shall be (1) if such Capital Contribution is in connection with or relates to a closing under the Contribution Agreement or the Pipeline Agreement (whether such Capital Contribution is made before, upon or after such closing), the date of such closing, or (2) otherwise, such other date as is specified in the Contribution Agreement or the Pipeline Agreement.”

5.	Amendment re Calculation of Distributions. A new Section 5.6 is hereby added to the Partnership Agreement, immediately after Section 5.5, which shall read in its entirety as follows:

“Section 5.6 Calculation of Distributions

In calculating all distributions payable to any holders of Partnership Units, the General Partner shall round the amount per unit to the nearest whole cent ($0.01), with one-half cent rounded upward.”

6.	Amendment re Redemption Rights. A new Section 8.6(f) is hereby added to the Partnership Agreement, immediately after Section 8.6(e), which shall read in its entirety as follows:

“(f) If, in connection with an Equivalent Class A Partnership Unit Value Transaction (as set forth in the definition of “Adjustment Factor”), the Partnership declares and issues to each Limited Partner with respect to each Class A Partnership Unit then held by such Limited Partner (each such Class A Partnership Unit, an “Existing Class A Partnership Unit”) a number of new Class A Partnership Units (or fraction thereof) in lieu of any adjustment to such Adjustment Factor as provided herein (each such new Class A Partnership Unit (or fraction thereof), an “Additional Class A Partnership Unit”), such Limited Partner or its Assignee may exercise its Redemption Right pursuant Section 8.6(a) hereof with respect to any Additional Class A Partnership Unit at anytime after the date on which such Limited Partner is first entitled to exercise its Redemption Right with respect to the applicable Existing Class A Partnership Unit as to which such Additional Class A Partnership Unit was issued. Any REIT Shares issued in exchange for Additional Class A Partnership Units in a Redemption shall be registered under the Securities Act of 1933, as amended, pursuant to the Registration Rights Agreement.”

7.	Applicable Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

8.	Effect of Amendment. In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

9.	Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed.

[the remainder of this page is intentionally blank]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

NHP/PMB GP LLC, a Delaware limited liability company

By:	NHP OPERATING PARTNERSHIP L.P.,
its sole member

By:	NHP GP LLC,
its general partner

By:	NATIONWIDE HEALTH PROPERTIES, INC.,
its sole member

By:	/s/ Abdo H. Khoury
Name:	Abdo H. Khoury
Title:	Chief Financial & Portfolio Officer and Executive Vice President

7